                                                                    Exhibit 10.1

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                            ASSET PURCHASE AGREEMENT

                                  by and among

                         RUTGERS INVESTMENT GROUP, LLC,

                      a Delaware limited liability company,

                                       as

                                     SELLER,

                    LEARNED ASSOCIATES OF NORTH AMERICA, LLC,

                     a New Jersey limited liability company,

                          SEVEN HILLS MANAGEMENT, LLC,

                    a Pennsylvania limited liability company,

                                and PETER S. FOX,

                              as MEMBERS of SELLER,

                                       and

                         RUTGERS INVESTMENT GROUP, INC.,

                              a Texas corporation,

                                       as

                                      BUYER

Dated July 23, 2007

      This ASSET PURCHASE AGREEMENT (this "AGREEMENT"),  dated July 23, 2007, is by and among Rutgers Investment Group, LLC, a Delaware limited liability company
("SELLER"),  Learned  Associates  of North  America,  LLC, a New Jersey  limited liability company, Seven Hills Management, LLC, a Pennsylvania limited liability company, and Peter S. Fox (each a "MEMBER" and collectively,  the "MEMBERS") and
Rutgers Investment Group, Inc., a Texas corporation ("BUYER").

                              W I T N E S S E T H:

      Seller  desires to sell to Buyer and Buyer  desires to purchase and assume from Seller  substantially all of the assets and liabilities related to Seller's commercial and consumer lending business (the "BUSINESS"),  as more particularly set forth herein.

      Members are the sole members of Seller.

      NOW,   THEREFORE,   in  consideration  of  the  premises  and  the  mutual
representations,  warranties,  covenants and undertakings  contained herein, and for other good and valuable consideration,  the receipt and sufficiency of which are hereby  acknowledged,  the parties  hereto,  intending to be legally  bound, agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

      Section 1.1 CERTAIN DEFINITIONS.  As used in this Agreement, the following terms have the meanings set forth below:

            "ACCOUNTS RECEIVABLE" are as defined in SCHEDULE 2.1.

            "AFFILIATE"  means, with respect to any Person,  any Person directly or indirectly  controlling,  controlled by, or under common  control with,  such other Person. For purposes of this definition, the term "control" (including the correlative  meanings of the terms  "controlled  by" and "under  common  control with"),  as used with respect to any Person,  means the possession,  directly or indirectly,  of the power to direct or cause  the  direction  of the  management policies of such Person,  whether through the ownership of voting  securities or by contract or otherwise.

            "ANCILLARY   AGREEMENTS"  means   collectively  the  Assignment  and
Assumption Agreement and the Bill of Sale, to be entered into at Closing between
Buyer and Seller.

            "BOOKS AND RECORDS" means all books, ledgers, files, reports, plans, records,  manuals and other  materials (in any form or medium) of, or maintained for,  the  Business,  but  excluding  any such  items to the extent (i) they are included in or primarily related to any Excluded Assets or Excluded Liabilities,
(ii) any Law prohibits  their transfer or (iii) any transfer  thereof  otherwise would subject  Seller or any of its  Affiliates to any Liability to anyone other than Buyer.

            "BUSINESS DAY" means any day other than Saturday, Sunday or a day on which banks in Philadelphia,  Pennsylvania are authorized or obligated by Law or executive order to close.

            "BUYER SHARES" is as defined in SECTION 2.5.

            "CLIENT CONTRACTS" are as defined in SCHEDULE 2.1.

            "CLOSING" means the closing of the asset sale that is the subject of this Agreement.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMMON  STOCK" means the common stock of  FirstPlus,  as defined in
SECTION 4.3.

            "CONTRACTS"  means all  personal  property  leases,  agreements  and contracts, including the Client Contracts and the Vendor Contracts.

            "FINANCIAL STATEMENTS" is as defined in SECTION 3.5.

            "FIRSTPLUS"  means  FirstPlus  Financial  Group,  Inc.,  a  Nevada corporation.

            "GAAP" means United States generally accepted accounting  principles as in effect from time to time, consistently applied.

            "GOVERNMENT  ENTITY"  means any federal,  state,  local,  foreign or domestic court,  administrative body or other governmental or quasi-governmental entity with competent jurisdiction.

            "LAW" means any law, statute,  ordinance,  rule,  regulation,  code, order, judgment, injunction or decree enacted, issued, promulgated,  enforced or entered by a Government Entity.

            "LIABILITY" or "LIABILITIES"  means any and all debts,  liabilities, commitments and obligations of any kind, whether fixed,  contingent or absolute, matured or  unmatured,  liquidated  or  unliquidated,  accrued  or not  accrued, asserted  or  not  asserted,  known  or  unknown,  determined,  determinable  or otherwise,  whenever or however arising  (including,  whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be  required  by GAAP to be  reflected  in  financial  statements  or disclosed in the notes thereto.

            "LIEN"  shall  mean any  security  interest,  lien,  claim,  pledge, mortgage,  charge,  restriction  on  transfer,  right  under  conditional  sales contract or other encumbrance or charge of any nature whatsoever.

            "MATERIAL ADVERSE EFFECT" is as defined in SECTION 3.1.

            "MEMBERS' AGENT" is as defined in SECTION 9.12.

            "NON-COMPETITION PERIOD" is as defined in SECTION 5.8.

            "ORDINARY COURSE" or "ORDINARY COURSE OF BUSINESS" means the conduct of the Business in accordance with Seller's normal day-to-day customs, practices and procedures.

            "PERMITS" is as defined in SECTION 3.10.

            "PERSON" means any  individual,  corporation,  partnership,  limited
liability  company,   limited  liability   partnership,   firm,  joint  venture,
association,  joint-stock company, trust, unincorporated  organization,  estate, sole proprietorship, association, Government Entity or other entity.

            "REGULATION  D" means  Regulation D of the United States  Securities and Exchange Commission, as amended, issued under the Securities Act.

            "RIGHTS" means warrants, options, rights, convertible securities and
other  capital  stock   equivalents  which  obligate  an  entity  to  issue  its
securities.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "TAX RETURNS" means all reports,  returns or other information filed or required to be filed with respect to Taxes, including any amendments thereto.

            "TAX" or "TAXES"  means all federal,  state or local and all foreign
taxes,  including  income,  gross  receipts,   windfall  profits,  value  added,
property, sales, use, duty, license, excise, franchise, employment,  withholding or similar  taxes,  together  with any  interest,  additions or  penalties  with respect thereto and any interest in respect of such additions or penalties.

            "TRANSACTION"  means the purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities pursuant to this Agreement.

            "VENDOR CONTRACTS" are as defined in SCHEDULE 2.1.

      Section 1.2 OTHER  DEFINITIONAL  PROVISIONS.  Unless the  express  context otherwise requires: (a) the words "hereof",  "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any  particular  provision of this  Agreement;  (b) the terms defined in the singular have a comparable  meaning when used in the plural,  and vice versa;  (c) the terms  "Dollars"  and "$" mean United States  Dollars;  (d)
references  herein to a specific  Section,  Subsection or Schedule  shall refer, respectively,  to Sections,  Subsections  or Schedules  of this  Agreement;  (e)
wherever  the  word  "include,"  "includes,"  or  "including"  is  used  in this
Agreement,  it shall be deemed to be followed by the words "without limitation;"
and (f) references herein to any gender includes each other gender.

                                   ARTICLE II

                        PURCHASE AND SALE OF THE BUSINESS

      Section 2.1 PURCHASE  AND SALE OF ASSETS.  On the terms and subject to the conditions  set forth herein,  except as provided in SECTION 2.2 hereof,  at the
Closing, Seller shall sell, convey, transfer,  assign and deliver to Buyer, free and clear of all Liens,  and Buyer  shall  purchase  from Seller all of Seller's right,  title and interest,  as of the Closing,  in and to the assets of Seller, including without limitation, those set forth on SCHEDULE 2.1 (collectively, the
"TRANSFERRED ASSETS").

      Section  2.2  EXCLUDED  ASSETS.  Notwithstanding  anything  herein  to the contrary,  from and after the  Closing,  Seller shall retain all of its existing right,  title and interest in and to, and there shall be excluded from the sale, conveyance,  assignment or transfer to Buyer  hereunder,  those specified assets listed on SCHEDULE 2.2 (collectively, the "EXCLUDED ASSETS").

      Section 2.3  ASSUMPTION  OF  LIABILITIES.  On the terms and subject to the conditions set forth herein, at the Closing, Buyer shall assume and discharge or perform  when due the  Liabilities  relating to or arising out of the conduct of the Business or the  Transferred  Assets set forth on SCHEDULE 2.3 (the "ASSUMED
LIABILITIES").

      Section 2.4 EXCLUDED  LIABILITIES.  Seller shall retain and be responsible for those  liabilities  specified  on  SCHEDULE  2.4 and all  other  Liabilities relating  to or arising out of the  conduct of the  Business or the  Transferred
Assets not expressly  included  within the Assumed  Liabilities  (the  "EXCLUDED
LIABILITIES").

      Section 2.5 Section 2.5  PURCHASE  PRICE.  On the terms and subject to the conditions set forth herein,  in  consideration  of the sale of the  Transferred
Assets,  Buyer  shall pay and deliver to Seller (a) ONE  MILLION  EIGHT  HUNDRED
TWENTY FIVE THOUSAND DOLLARS  ($1,825,000) in cash at the Closing and (b) within five Business Days after the Closing,  FIVE HUNDRED THOUSAND (500,000) shares of common  stock of  FirstPlus  (the  "BUYER  SHARES")  issued to the Seller  under
Regulation D (the "PURCHASE Price").

      Section 2.6  PURCHASE  PRICE  ALLOCATION.  The  Purchase  Price (which for purposes  hereof  shall  include the dollar  amount of the Assumed  Liabilities)
shall be  allocated  among the  Transferred  Assets as set forth on SCHEDULE 2.6 hereof for all Tax purposes including,  without  limitation,  Code Section 1060.
Seller and Buyer (and its Affiliates) shall file all Tax Returns consistent with the  allocation  described in this  SECTION 2.6 hereof and use their  reasonable commercial  efforts to sustain such  allocation in any  subsequent  tax audit or dispute. Each party shall file its respective IRS Form 8594 consistent herewith.

      Section  2.7  CLOSING.  The  Closing  shall take  place at the  offices of
FirstPlus at 3:00PM  prevailing  Central  Time, on the later of July 23, 2007 or the day on which all of the  conditions  precedent set forth in ARTICLE VI shall have been satisfied or waived.  Such time and date are herein referred to as the
"CLOSING  DATE."  Subject to the  provisions of ARTICLE VIII hereof,  failure to consummate such  transactions  on the date and the time  determined  pursuant to this SECTION 2.7 shall not result in the termination of this Agreement and shall not relieve any party of any obligation under this Agreement.

      Section 2.8 DELIVERIES  BY  BUYER.  (a)  At  the  Closing,  Buyer  shall deliver to Seller the following:

            (i) the cash portion of the Purchase Price payable at the Closing in immediately  available  funds by wire  transfer to an account or accounts  which have been designated by Seller;

            (ii)  counterparts of an assignment and assumption  agreement,  duly executed by Buyer to effect Buyer's  assumption of the Assumed  Liabilities  and the effective assignment of the Transferred Assets, substantially in the form of
EXHIBIT A (the "ASSIGNMENT AND ASSUMPTION AGREEMENT");

            (iii)  duly   executed   counterparts   of  each  of  the  Ancillary
Agreements, if any, as applicable;

            (iv) Resolutions of the Board of Directors of Buyer  authorizing the execution  and delivery of this  Agreement by Buyer and the  performance  of its obligations hereunder, certified by the Secretary of Buyer; and

            (v) Such other separate  instruments  of assumption  that Seller may reasonably deem necessary or appropriate in order to confirm or evidence Buyer's assumption of the Assumed Liabilities.

            (b) Within five Business  Days after the Closing  Date,  Buyer shall deliver to Seller a duly  issued  share  certificate(s)  representing  the Buyer
Shares.

      Section 2.9 DELIVERIES   BY  SELLER.   At  the  Closing,   Seller  shall
deliver, or cause to be delivered, to Buyer the following:

            (a) a bill of  sale,  duly  executed  by  Seller,  transferring  the tangible  personal  property  included  in  the  Transferred  Assets  to  Buyer, substantially in the form of Exhibit B (the "BILL OF SALE");

            (b) the Books and Records  (provided  that Seller may retain  copies for archived purposes);

            (c)  duly  executed  counterparts  of  each of the  other  Ancillary
Agreements, as applicable;

            (d)  Resolutions  of the Members of Seller adopted at meetings or by consent  authorizing  the execution and delivery of this Agreement by Seller and the  performance  of its  obligations  hereunder,  certified  by the  Manager of
Seller;

            (e) A certificate of the Secretary of State of the State of Delaware
dated as of a recent date as to the good standing of Seller in such state; and

            (f) Such other separate  bills of sale,  assignments or documents of transfer that Buyer may  reasonably  deem  necessary or  appropriate in order to perfect, confirm or evidence title to all or any part of the Transferred Assets.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF SELLER AND MEMBERS

      Seller and Members jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing as follows:

      Section  3.1  ORGANIZATION.  Seller is a limited  liability  company  duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite  power and authority to own, lease and operate the Transferred
Assets,  and to carry on the  Business  as  currently  conducted.  Complete  and correct copies of Certificate of Formation of Seller and all amendments thereto, certified by the Secretary of State of the State of Delaware, and of the Limited
Liability Company  Operating  Agreement of Seller,  and all amendments  thereto, previously have been delivered to Buyer. Seller is duly qualified to do business as a  foreign  limited  liability  company,  and is in  good  standing  in  each jurisdiction where the character of the properties owned,  leased or operated by it or the nature of its activities makes such  qualification  necessary,  except where  the  failure  to be so duly  qualified  and in good  standing  would  not reasonably be expected to have a Material  Adverse  Effect.  For the purposes of this Agreement,  "MATERIAL ADVERSE EFFECT" means any effect or change that would be materially adverse to the Business or the Transferred Assets of Seller on one
hand or Buyer on the other hand, or on the ability of either party to consummate timely the transactions contemplated hereby.

      Section 3.2  AUTHORIZATION.  Each of Seller and Members has full power and authority  to execute  and  deliver  this  Agreement  and each of the  Ancillary
Agreements to which it is a party, and to perform its obligations  hereunder and thereunder.  The  execution,  delivery and  performance by Seller and Members of this  Agreement  and  such  Ancillary  Agreements  has  been  duly  and  validly authorized and no additional limited liability company  authorization or consent is required in connection with the execution, delivery and performance by Seller or Members of this  Agreement  or such  Ancillary  Agreements.  Assuming the due execution and delivery of this  Agreement by Buyer,  this  Agreement is a legal, valid and binding obligation of Seller and Members,  enforceable against them in accordance  with  its  terms,  subject  to  applicable  bankruptcy,  insolvency, reorganization  and  moratorium  laws  and  other  laws of  general  application affecting the  enforcement  of creditors'  rights  generally,  and the fact that equitable  remedies  or relief  (including,  but not  limited  to, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

      Section 3.3 NO BREACH OF STATUTE OR CONTRACT.  Neither the  execution  and delivery of this Agreement by Seller or Members,  nor the consummation by Seller or Members of the transactions  contemplated hereby, nor compliance by Seller or
Members with any of the provisions  hereof will violate or cause a default under any statute  (domestic or  foreign),  judgment,  order,  writ,  decree,  rule or regulation of any Governmental  Entity applicable to Seller or Members or any of their  respective  properties;  breach  or  conflict  with  any  of  the  terms, provisions or conditions of the  Certificate  of Formation or Limited  Liability
Company Operating  Agreement of Seller; or violate,  conflict with or breach any agreement, contract, mortgage, instrument,  indenture or license to which Seller or  Members  is a party or by which  Seller or  Members  is or may be bound with respect to the Transferred  Assets or the Business,  or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder,

or result in the creation or  imposition  of any Lien upon, or give to any other party or parties any claim,  interest or right,  including rights of termination or cancellation in, or with respect to, the Transferred Assets.

      Section 3.4 SUBSIDIARIES. Seller has no subsidiaries or equity investments in any other  corporation,  association,  partnership,  joint  venture  or other entity that carries on the Business.

      Section  3.5  FINANCIAL  STATEMENTS.  The  following  unaudited  financial statements of Seller (collectively, the "FINANCIAL STATEMENTS"), which have been furnished  previously  to Buyer by Seller,  have been  prepared  from and are in accordance  with the books and records of Seller in conformity with GAAP applied on a consistent  basis throughout the periods  involved,  and fairly present the financial  condition  of  Seller  as at the  dates  stated  and the  results  of operations  of Seller for the periods  then ended:  balance  sheets of Seller at
December 31, 2005 and 2006 and the income  statements  for the years then ended, including footnotes (audited); and balance sheet of Seller at March 31, 2007 and income statement for the three months then ended, including footnotes.

      Section 3.6 ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth on
SCHEDULE  3.6,  since  December  31, 2006 there has not been with respect to the
Business:

            (i) Any material  adverse change in its operations (as now conducted or as  presently  proposed  to be  conducted),  assets,  properties  or  rights, prospects or condition (financial or otherwise);

            (ii) Any material transaction entered into or carried out other than in the ordinary and usual course of its business including,  without limitation, any transaction resulting in the incurrence of liabilities or obligations;

            (iii) Any material  change made in the methods of doing  business or in the  accounting  principles or practices or the method of application of such principles or practices;

            (iv) Any Lien  imposed or agreed to be imposed on or with respect to the Transferred Assets that will not be discharged prior to the Closing;

            (v) Any modification, waiver, change, amendment, release, rescission or  termination  of,  or  accord  and  satisfaction  with  respect  to any term, condition  or  provision  of  any  Contract,  other  than  any  satisfaction  by performance  in  accordance  with the terms  thereof in the  ordinary  and usual course of its business; or

            (vi) Any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting the Business.

      Section 3.7  LIABILITIES.  Except as set forth on SCHEDULE 3.7, Seller has no liability or  obligation  of any nature  (whether  liquidated,  unliquidated, accrued, absolute,  contingent or otherwise and whether due or to become due) in respect of the Business except:

            (i) those set forth or reflected in the  Financial  Statements  that have not been paid or discharged since the date thereof;

            (ii) those arising under agreements or other  commitments  listed on any Schedule hereto; and

            (iii) current  liabilities  arising in the ordinary and usual course of the Business  subsequent to March 31, 2007 that are  accurately  reflected in the Books and Records in a manner consistent with past practice.

      Section 3.8 TAXES.  Except as set forth on SCHEDULE 3.8:

            (i) Seller has duly filed all federal,  state, local and foreign tax returns and tax reports required to be filed by it. All such returns and reports are true,  correct and complete in all material  respects,  none of such returns and  reports  has been  amended,  and all  taxes,  assessments,  fees and  other governmental charges due with respect to the periods covered by such returns and reports have been fully paid;

            (ii)  SCHEDULE  3.8 sets forth the dates and  results of any and all audits of federal,  state,  local and foreign tax returns of Seller performed by federal,  state,  local  or  foreign  taxing  authorities.  No  waivers  of  any applicable statutes of limitations are outstanding. All deficiencies proposed as a result of any  audits  have been paid or  settled.  There is no  pending or to
Seller's  knowledge  threatened  federal,  state,  local or foreign tax audit of
Seller and no agreement with any federal,  state, local or foreign tax authority that may affect the subsequent tax liabilities of Seller; and

            (iii) Seller has no liabilities  for taxes other than those that are not yet due and payable,  and no federal,  state, local or foreign tax authority is now asserting or  threatening  to assert any  deficiency  or  assessment  for additional taxes with respect to Seller.

      Section 3.9 LITIGATION.  Except as set forth on SCHEDULE 3.9, there are no claims,  actions, suits or proceedings pending or, to the knowledge of Seller or
Members,  threatened  against  or  affecting  Seller or any  Member,  officer or director of Seller in connection  with the Business or the  Transferred  Assets, before any  federal,  state,  local or  foreign  court or  Governmental  Entity.
Neither  Seller nor  Members is  subject  to or in default  with  respect to any judgment,  order,  writ,  injunction  or decree  that is binding  upon Seller or
Members with respect to the Business.

      Section 3.10 COMPLIANCE WITH LAWS. Except as listed on SCHEDULE 3.10,

            (i) Each of Seller and Members  are in  compliance  in all  material respects with all laws,  ordinances,  regulations  and orders  applicable to the
Business  and the  Transferred  Assets  and has no  notice or  knowledge  of any violations, whether actual, claimed or alleged, thereof.

            (ii)  SCHEDULE  3.10  lists  all  franchises,   licenses,   permits,
consents, authorizations,  approvals and certificates of any Governmental Entity
(collectively,  the  "PERMITS")  used in conducting  the  Business.  Each of the
Permits  is  currently  valid  and in full  force  and  effect  and the  Permits
constitute  all  franchises,   licenses,   permits,  consents,   authorizations,
approvals,  and certificates of any Governmental Entity necessary to the conduct of the  Business.  Neither  Seller  nor  Members is in  violation  of any of the
Permits.  There is no  pending  or,  to the  knowledge  of  Seller  or  Members,

threatened proceeding that could result in the revocation or cancellation of, or inability of Seller to renew, any Permit.

      Section 3.11 EMPLOYEE  BENEFIT PLANS.  Seller has no pension,  retirement, profit-sharing,  deferred  compensation,  bonus, stock option or other incentive
plan,   or  other   employee   benefit   program,   arrangement,   agreement  or
understanding,  or  medical,  vision,  dental  or  other  health  plan,  or life insurance or disability  plan, or any other employee  benefit plan as defined in
Section 3(3) of the Employee  Retirement Income Security Act of 1974, as amended
("ERISA"),  (whether or not any such employee benefit plans are otherwise exempt from  the  provisions  of  ERISA,  whether  or not  legally  binding),  adopted, established,  maintained  or  contributed  to by Seller or under  which it would otherwise  be a party or have  liability  and under  which  employees  or former employees (whether or not retired employees) of Seller (or their  beneficiaries)
are eligible to participate or derive a benefit.

      Section  3.12  TITLE  TO  TRANSFERRED  ASSETS.  (a)  Seller  has  good and marketable  title to all  Transferred  Assets  owned by it and  valid  leasehold interests  in  all  Transferred  Assets  leased  by it in the  operation  of the
Business, free and clear of all Liens, except as listed on SCHEDULE 3.12 hereto, and excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind that are not yet  delinquent or are being  contested in good faith by appropriate  proceedings that suspend the collection  thereof;  or (ii)
liens for mechanics, materialmen,  laborers, employees, suppliers or others that are not yet  delinquent  or are being  contested  in good  faith by  appropriate proceedings. Seller is not in violation of any covenant, condition, restriction, easement,  agreement,  order or  regulation  of any  Governmental  Entity having jurisdiction over the Transferred  Assets that affects the Transferred Assets or the use thereof.

      Except  as listed on  SCHEDULE  3.12,  no  financing  statement  under the
Uniform Commercial Code or similar law naming Seller as debtor has been filed in any jurisdiction in respect of the Transferred Assets, and Seller is not a party to or bound under any  agreement or legal  obligation  authorizing  any party to file any such financing statement.

      Section 3.13 CONTRACTS AND COMMITMENTS.  SCHEDULE 2.1 lists all Contracts.
Each of the  Contracts  is valid  and  binding,  in full  force and  effect  and enforceable in accordance with its respective provisions. Except as set forth on
SCHEDULE  2.1,  Seller has not  assigned,  mortgaged,  pledged,  encumbered,  or otherwise  hypothecated any of its right,  title or interest under the Contracts and no Contract has been  amended,  supplemented  or  superseded.  Except as set forth on  SCHEDULE  2.1,  neither  Seller  nor,  to the  knowledge  of Seller or
Members,  any other  party  thereto is in material  violation  of, in default in respect of, nor, to knowledge of Seller or Members,  has there occurred an event or  condition  which,  with the  passage  of time or giving of notice (or both), would  constitute a material  violation or a default of any Contract.  No notice has been  received by Seller  claiming any such default by Seller or  indicating the desire or intention of any other party thereto to amend, modify,  rescind or terminate any Contract.

      Section  3.14 BOOKS OF ACCOUNT;  RECORDS.  The general  ledgers,  books of account and other  records of Seller in respect of the Business are complete and correct in all material respects,  have been maintained in accordance with sound business  practices  and the matters  contained  therein are  appropriately  and accurately reflected in the Financial Statements.

                                       10

      Section 3.15 FINDERS' FEES. There is no investment banker,  broker, finder or other  intermediary  that has been  retained  by or is  authorized  to act on behalf of Seller or Members who might be entitled to any fee or commission  from
Seller or Members in connection with the transactions contemplated hereby.

      Section 3.16 ACCOUNTS RECEIVABLE.  As of the Closing, each of the Accounts
Receivable is fully  collectible  without deduction or offset other than for the
Deferred Revenue associated therewith.

      Section 3.17 INVESTMENT STATUS. Seller represents that it will receive the
Buyer Shares for its own account, for investment only and not with a view to, or any present  intention of,  effecting a distribution  of such  securities or any part  thereof,  except  pursuant to a  registration  statement  or an  available exemption under applicable Law. Seller  acknowledges  that the Buyer Shares have not been registered under the Securities Act or the securities laws of any state or other  jurisdiction  and cannot be disposed  of unless they are  subsequently registered  under the Securities Act and any applicable  state Laws or unless an exemption from such registrations is available.

      Section 3.18 DISCLAIMER; NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS
MAY  OTHERWISE  BE  EXPRESSLY  SET  FORTH  IN THIS  AGREEMENT,  SELLER  MAKES NO
REPRESENTATIONS  OR  WARRANTIES  OF  ANY  KIND  CONCERNING  THE  BUSINESS,   THE
TRANSFERRED  ASSETS OR THE ASSUMED  LIABILITIES,  EXPRESS OR IMPLIED,  INCLUDING
WITHOUT LIMITATION,  WARRANTIES OF MERCHANTABILITY,  OR FITNESS FOR A PARTICULAR
PURPOSE.

      Section  3.19  CLOSING  DATE  EFFECT.  All  of  the   representations  and
warranties  of Seller and Members are true and correct as of the date hereof and shall be true and correct on and as of the Closing  Date with the same force and effect as if such representations and warranties were made by Seller to Buyer on the Closing Date.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer  represents and warrants to Seller and Members as of the date hereof and as of the Closing as follows:

      Section 4.1 ORGANIZATION.  Buyer is a corporation duly organized,  validly existing and in good standing under the laws of Texas.

      Section 4.2  AUTHORIZATION.  Buyer has all requisite  corporate  power and authority  to own and  operate  its  properties  and  assets and to carry on its business as currently  conducted,  and has full corporate power and authority to execute and deliver this  Agreement and each of the Ancillary  Agreements and to perform its obligations  hereunder and thereunder.  The execution,  delivery and performance by Buyer of this Agreement and each of the Ancillary  Agreements has been duly and validly  authorized  and no  additional  corporate or  shareholder authorization or consent is required in connection with the execution,  delivery and  performance by Buyer of this Agreement or any of the Ancillary  Agreements.

                                       11

Assuming  the due  execution  and  delivery of this  Agreement  by Seller,  this
Agreement is a legal, valid and binding obligation of Buyer, enforceable against
Buyer  in  accordance  with  its  terms,   subject  to  applicable   bankruptcy,
insolvency,  reorganization  and  moratorium  laws  and  other  laws of  general application  affecting the enforcement of creditors' rights  generally,  and the fact that  equitable  remedies  or relief  (including,  but not  limited to, the remedy of specific  performance) are subject to the discretion of the court from which such relief may be sought.

      Section 4.3  CAPITALIZATION.  The  authorized  capital  stock of FirstPlus consists of (i)  100,000,000  shares of common  stock,  par value $.01 per share
("COMMON STOCK"),  of which at the date hereof, and prior to the issuance of the
Buyer Shares,  48,245,090 shares are validly issued and outstanding,  fully paid and non-assessable, and free of preemptive rights, and none are held as treasury shares;  (ii) 25,000,000  shares of non-voting  common stock, par value $.01 per share,  of which at the date  hereof no shares are issued and  outstanding,  and none are held as treasury shares; and (iii) 2,600,000 shares of preferred stock, par value $1.00 per share,  of which at the date hereof no shares are issued and outstanding and none are held as treasury shares.  Once issued, the Buyer Shares shall be Common Stock,  subject only to the restrictions of Regulation D. Except as disclosed on SCHEDULE 4.3 hereto,  FirstPlus  has not issued nor is FirstPlus bound by any subscription, option, warrant, call, commitment, agreement or other
Right of any character relating to the purchase,  sale, or issuance of, or right to receive  dividends or other  distributions  on, any shares of Common Stock or any other  security of FirstPlus  or any  securities  representing  the right to vote,  purchase or  otherwise  receive  any shares of Common  Stock or any other security of FirstPlus, other than pursuant to this Agreement.

      Section  4.4  LITIGATION.  There is no claim,  litigation,  action,  suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the knowledge of Buyer,  threatened  against Buyer, at law or in equity,  before any local  Governmental  Entity  that might  have an  adverse  effect on Buyer's ability to perform any of its obligations  under this Agreement or to consummate the transactions contemplated hereby.

      Section 4.5 NO BREACH OF STATUTE OR CONTRACT.  Neither the  execution  and delivery  of this  Agreement  by  Buyer,  nor the  consummation  by Buyer of the transactions  contemplated  hereby,  nor  compliance  by  Buyer  with any of the provisions  hereof,  will violate or cause a default under any statute (domestic
or  foreign),   judgment,  order,  writ,  decree,  rule  or  regulation  of  any
Governmental  Entity  applicable  to  Buyer or any of its  material  properties;
breach or  conflict  with any of the  terms,  provisions  or  conditions  of the organization  documents  of Buyer;  or  violate,  conflict  with or  breach  any agreement, contract, mortgage,  instrument,  indenture or license to which Buyer is party or by which Buyer is or may be bound,  or  constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder,  or result in the  creation  or  imposition  of any Lien upon,  or give to any other party or parties, any claim, interest or right,  including rights of termination or cancellation in, or with respect to any of Buyer's properties.

      Section 4.6 FINDERS' FEES. There is no investment banker,  broker,  finder or other  intermediary  that has been  retained  by or is  authorized  to act on behalf of Buyer or any  Affiliate  of Buyer who might be  entitled to any fee or commission from Buyer in connection with the transactions contemplated hereby.

                                       12

      Section 4.7 FINANCIAL  CAPABILITY.  On the Closing  Date,  Buyer will have sufficient funds to effect the Closing and all other  transactions  contemplated by this Agreement.

      Section  4.8 DUE  DILIGENCE.  Buyer  has had an  adequate  opportunity  to conduct such examinations, audits and all other forms of "due diligence" that it deems necessary in furtherance of the transaction contemplated hereby.

      Section  4.9 NO  OTHER  REPRESENTATIONS  OR  WARRANTIES.  Except  for  the
representations  and warranties  contained in this ARTICLE IV, neither Buyer nor any other Person makes any other express or implied  representation  or warranty on behalf of Buyer.

      Section  4.10  CLOSING  DATE  EFFECT.  All  of  the   representations  and
warranties of Buyer are true and correct as of the date hereof and shall be true and correct on and as of the  Closing  Date with the same force and effect as if such  representations and warranties were made by Seller to Buyer on the Closing
Date.

                                    ARTICLE V

                                    COVENANTS

      Section 5.1 TAX MATTERS.

            (a)  PROPERTY  TAXES.  All personal  property  and ad valorem  Taxes relating to the  Transferred  Assets  ("PROPERTY  TAXES") which have accrued and become  payable prior to the Closing Date shall be paid by Seller.  All Property
Taxes that accrue and become  payable  subsequent  to the Closing  Date shall be paid by Buyer. All Property Taxes in respect of a period that commences prior to the  Closing  Date and ends  subsequent  to the  Closing  Date shall be prorated between  and paid by Seller and Buyer based upon the number of days in each such portion of such period.  The amount due any party as a result of proration shall be paid to such party at the Closing.

            (b) TAX REFUNDS. If, at any time on or after the Closing Date, Buyer or Seller receives any refund,  rebate,  return, credit or other similar payment with  respect  to  Taxes  paid  by or on  behalf  of  the  other  or  any of its
Affiliates,  such  party  shall  promptly  notify  the other in  writing of such receipt and shall remit the full amount of such payment  (including any interest thereon received from the Government Entity) to the other.

            (c) TRANSFER TAXES.  All federal,  state,  local or foreign or other excise,  sales, use, value added,  transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes that may be imposed or assessed solely as a result of the Transaction,  together with any interest,  additions  or  penalties  with  respect  thereto and any  interest in respect of such  additions or  penalties  ("TRANSFER  TAXES")  shall be borne by
Buyer.  Any Tax Returns that must be filed in  connection  with  Transfer  Taxes shall be  timely  prepared  by Buyer.  Buyer  shall  provide  copies of such tax returns  to Seller no later than  fifteen  (15) days prior to their due date and
Buyer and Seller shall cooperate in the timely filing of all such Tax Returns.

                                       13

            (d)  REGULATORY  NOTICES  AND  CONSENTS.   Seller  and  Buyer  shall
cooperate fully in providing all applicable notices to Government Entities,  and shall secure all Permits of such  Government  Entities as are  necessary for the performance of this Agreement and for the conduct of the Business by Buyer after the Closing Date.

            (e) ASSISTANCE AND COOPERATION.  After the Closing Date, the parties shall  cooperate  fully in (i)  preparing  for any audits of, or  disputes  with taxing  authorities  regarding,  any Taxes or Tax Returns and (ii) preparing and filing all Tax Returns to the extent reasonably  requested,  including,  in each case, by providing each other with access to  information,  records,  documents, properties and personnel  relating to the Business or Transferred  Assets.  Each party shall (A) provide  timely notice to the other in writing of any pending or proposed audits or assessments  with respect to Taxes for which such other party may have any  Liability  under this  Agreement  and (B)  furnish  the other with copies of all  relevant  correspondence  received  from any taxing  authority in connection  with any audit or  information  request  with  respect  to any Taxes referred to in clause (A) of this SECTION 5.1(E).

            (f)  MAINTENANCE  OF BUYER'S  BOOKS AND Records.  Until the later of three years after the Closing Date or the expiration of the  applicable  statute of limitations  (including  periods of waiver of which Buyer shall have received written  notice) for any Tax Returns filed or required to be filed  covering the periods up to and including the Closing Date,  Buyer shall,  and shall cause its
Affiliates  to,  retain all Books and Records  with  respect to the  Business in existence  on the  Closing  Date and  delivered  or made  available  to Buyer by
Seller.  After the Closing Date,  prior to the expiration of such period,  Buyer will provide  Seller access to such Books and Records for inspection and copying by Seller,  or its agents upon reasonable  request and upon  reasonable  notice.
After  the  expiration  of such  period,  no such  Books  and  Records  shall be destroyed by Buyer without first advising  Seller in writing and giving Seller a reasonable  opportunity to obtain possession thereof,  any costs of transferring such Books and Records to be paid by Seller.

      Section 5.2 CONFIDENTIALITY

            (a)  CONFIDENTIAL  INFORMATION.  Buyer  acknowledges  and agrees for itself  and its  Affiliates  that  all  information,  know-how,  trade  secrets, technical or non-technical data, materials, manuals, conclusions,  operating and testing procedures,  formulas, formulations,  proprietary information,  business plans, business records, marketing and sales information,  reports, drawings, or plans, or information  relating to the business affairs or finances of Seller or of any suppliers, agents, distributors, licensees or customers of Seller, or any other non-public  information of Seller,  whether disclosed or provided in oral, written  (including  electronic,  facsimile,  paper  or other  means),  graphic, photographic  or any other form,  shall be deemed  confidential  information  of
Seller ("CONFIDENTIAL INFORMATION").  Confidential Information shall not include any Transferred Assets or any information that: (i) becomes generally  available to the  public  other  than as a result of  disclosure  by  recipient;  (ii) was legally available to a recipient on a non-confidential basis prior to being made available to such recipient by Seller;  or (iii) becomes legally  available to a recipient  on a  non-confidential  basis from a source  other than  Seller,  its directors, officers, employees or Representatives; provided, that such source is not bound by a  confidentiality  agreement  with  respect  to such  Confidential
Information  in favor of Seller and  delivered  or made  available  by Seller to
Buyer prior to the Closing.

                                       14

            (b) LIMITED USE BY BUYER.  Prior to the Closing Date,  Buyer agrees, for  itself  and its  Affiliates,  to hold  Confidential  Information  in strict confidence and disclose it only to those of their respective Affiliates, agents,
advisors,   subcontractors  and  employees  (each,  a  "REPRESENTATIVE")   on  a
need-to-know  basis in order to fulfill  its rights and  obligations  under this
Agreement and only to the extent that such recipient  Representative  is under a similar  obligation to maintain the  confidentiality  of the information.  It is expressly  understood  and agreed by the parties  that prior to the Closing Date all  Confidential  Information that Buyer and its Affiliates or their respective
Representatives  have received or may hereafter receive,  shall be maintained in the strictest  confidence,  and shall not be disclosed to any Person that is not associated  or affiliated  with the  recipient and involved in the  transactions contemplated hereby, without the prior written approval of Seller.

            (c) NO DISCLOSURE BY SELLER.  Subsequent to the Closing Date, Seller
agrees, for itself and its Affiliates,  not to (a) disclose to any Person (other than Buyer or those  designated in writing by Buyer) in any manner,  directly or indirectly,  any Confidential  Information,  or (b) use, or permit or assist, by acquiescence or otherwise,  any Person (other than Buyer or those  designated in
writing  by  Buyer)  to  use,  in  any  manner,  directly  or  indirectly,   any
Confidential  Information,  excepting  only to enforce  the  provisions  of this
Agreement.

            (d)  REQUIRED  DISCLOSURE.  If  either  party  hereto  or any of its respective  Representatives is required to disclose any Confidential Information pursuant to any applicable Law, or to enforce any rights under this Agreement or any of the  Ancillary  Agreements,  it will  promptly  notify the other party in writing of any such  requirement so that the other party may seek an appropriate protective  order or other  appropriate  remedy  or  waive  compliance  with the provisions  of this SECTION 5.2. If such order or other remedy is not  obtained, or the other party waives compliance with the provisions of this Agreement,  the
recipient  of  such   information   will  disclose  only  that  portion  of  the
Confidential Information that it is legally required to so disclose.

      Section 5.3 ORDINARY  COURSE.  During the term of this Agreement  prior to the Closing,  Seller shall conduct the Business in the Ordinary  Course.  Seller shall not sell any of the Transferred Assets to anyone other than Buyer.

      Section 5.4  CONSENTS.  At the Closing,  effective as of the Closing Date, the Seller shall assign to the Buyer all its rights  under the  Contracts.  With respect to any  Contract  that cannot be assigned to Buyer on the Closing  Date, the  performance  obligations  of the  Seller  thereunder  shall be deemed to be subleased or  subcontracted  to Buyer until such  Contract has been  effectively assigned or  terminated,  or the  subcontract is terminated by Buyer in its sole discretion.  Notwithstanding the foregoing,  this Agreement shall not constitute an agreement to assign, transfer,  sublease or subcontract,  as the case may be, any contracts, leases, licenses, agreements or arrangements,  whether oral or in writing if such attempted assignment, transfer, sublease or subcontract, without consent of the other party or parties  thereto,  is not permitted as a matter of law or in  accordance  with  the  terms  of the  applicable  Contract  or  would constitute  a breach of the  applicable  Contract or would in any way impair the rights  of Seller or Buyer  thereunder.  The  parties  to this  Agreement  shall cooperate with each other and use commercially  reasonable  efforts to obtain as
promptly  as  practicable  all  permits,   consents,   approvals,   waivers  and
authorizations  of all  third  parties  which  are  necessary  or  advisable  to consummate the transactions contemplated by this Agreement.  Notwithstanding the foregoing,  Seller shall be responsible and pay for any fees,  payments or other

                                       15

financial accommodation imposed by each third party under each Contract (whether on Seller or Buyer)  assigned  to and  assumed by Buyer in  connection  with the acquiring of such permits,  consents,  approvals,  waivers and authorizations or the assignment,  transfer,  sublease or subcontract of the Client  Contracts and other  Transferred  Assets.  If,  pursuant to the provisions of the  immediately preceding  sentence,  Seller  would be  required to expend in the  aggregate  in excess of $100,000,  then Seller may terminate this Agreement in accordance with the provisions of SECTION 8.1(D) hereof.

      Section 5.5 NOTICES OF ASSIGNMENT.  Immediately  after the Closing,  Buyer shall deliver to each third party under each Client Contract and Vendor Contract a notice of such assignment to Buyer. With respect to each Client Contract, such notice shall inform the recipient that all sums payable thereunder shall be paid to Buyer.  With  respect to each Vendor  Contract,  such notice shall inform the recipient that Seller and its Affiliates  have no authority  thereunder to order anything or cause anyone to incur fees, costs or expenses.

      Section 5.6 FURTHER ASSURANCES.  From time to time after the Closing Date, each party hereto shall,  and shall cause its Affiliates,  to promptly  execute, acknowledge  and deliver any other  assurances  or documents or  instruments  of transfer  reasonably  requested by the other party hereto and  necessary for the requesting party to satisfy its obligations  hereunder or to obtain the benefits of the transactions contemplated hereby.

      Section 5.7 EXCLUSIVITY.  During the term of this Agreement,  Seller shall not,  directly or  indirectly:  (i) consummate or enter into any written or oral agreement  with any Person  other than Buyer  relating to the  possible  sale or disposition  of all or any  portion of the  Business  or any of the  Transferred
Assets (except in the Ordinary Course of Business);  (ii) solicit,  initiate, or encourage the  submission  of any proposal or offer from any Person  relating or enter into or consummate  any  transaction  relating to the  Transferred  Assets
(other than in the Ordinary  Course of Business),  or (iii)  participate  in any discussions or negotiations regarding,  furnish any information with respect to, assist or  participate  in, or  facilitate  in any other  manner  any  effort or attempt by any Person to do or seek any of the  foregoing.  Seller  shall notify
Buyer immediately if any Person makes any proposal,  offer,  inquiry, or contact with respect to any of the foregoing.

      Section  5.8  NON-COMPETITION  AND  NON-SOLICITATION.  Seller  shall  not, directly or  indirectly,  for two years after the Closing (the  "NON-COMPETITION
PERIOD"), in the States of Delaware,  New Jersey,  Pennsylvania or Texas, engage in or render  services  to, work for or on behalf of, have an interest  in, make any  loan  to,  or  assist  in any  manner,  any  business  that is  engaged  in competition with the Business. Seller shall not, directly or indirectly,  during the  Non-competition  Period, (i) solicit,  entice away, call upon, divert, take away, refer to a competitor,  or otherwise  interfere with Buyer's  relationship with any customer or any future or prospective customers, business or suppliers, wherever located or serviced, of Buyer, including,  without limitation,  through the provision of services competitive with those of the Business,  to any of the foregoing persons or entities or (ii) hire, solicit, recruit, or entice away any employee or  consultant of Buyer or any person who was an employee or consultant of Buyer during the preceding six months for any reason, attempt to persuade any employee or consultant of Buyer to terminate, reduce or refrain from engaging in his or her employment or other service relationship with Buyer for any reason or otherwise  interfere  with  Buyer's  relationship  with  any of  its  employees, consultants  or anyone else who  provides  services  similar to the  Business to

                                       16

Buyer. Notwithstanding the foregoing, nothing in this Agreement shall prevent or
otherwise   restrict   Seller  from  providing   services  other  than  services
competitive with the Business to any party or person.

      Section 5.9 INJUNCTIVE RELIEF. Seller acknowledges and agrees that Buyer's remedy at law for any breach of any of Seller's  obligations  under SECTIONS 5.2
AND 5.8 hereof would be  inadequate,  and agrees and consents that temporary and permanent  injunctive  relief may be granted in a proceeding that may be brought to enforce any  provision of SECTIONS 5.2 AND 5.8 without the necessity of proof of actual  damage and  without  the  requirement  of the  posting of any bond or security.

      Section 5.10 SEVERABILITY. With respect to any provision of this ARTICLE V finally  determined by a court of competent  jurisdiction  to be  unenforceable, such court  shall  have  jurisdiction  to reform  such  provision  so that it is enforceable to the maximum extent  permitted by law, and the parties shall abide by such court's determination. In the event that any provision of this ARTICLE V cannot be  reformed,  such  provision  shall be deemed to be  severed  from this
Agreement, but every other provision of ARTICLE V of this Agreement shall remain in full force and effect.

      Section 5.11 UPDATE  DISCLOSURE.  From and after the date hereof until the
Closing  Date,  Seller and Buyer shall  update each other on a regular  basis by written notice to the other party to reflect any matters that have occurred from and after the date hereof, that if existing on the date hereof,  would have been required to be described under this Agreement.

      Section  5.12  INTERIM  TRANSACTIONS.  The Buyer and the Seller  waive and acknowledge any interim  transactions  between the parties while the transaction contemplated hereby has been pending between June 20, 2007 and the date hereof.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

      Section  6.1  CONDITIONS  TO THE  OBLIGATIONS  OF BUYER  AND  SELLER.  The
obligations  of the  parties  hereto to effect the  Closing  are  subject to the following: (a) the other party's representations and warranties set forth herein shall be true and correct; (b) the other party shall have performed and complied with all of its covenants  and  obligations  hereunder,  and under the Ancillary
Agreements,  through the Closing;  (c) there being no law in effect  prohibiting the Transaction;  and (d) there being no action or legal proceeding,  pending or threatened, in which an unfavorable injunction, judgment, order, decree or other ruling would (i) prevent consummation of the Transaction,  (ii) cause any of the
Transaction to be rescinded following the Closing, or (iii) affect adversely the right of Buyer to own the  Transferred  Assets or to operate the Business  after the Closing (and no such  injunction,  judgment,  order,  decree or other ruling shall be in effect).

      Section 6.2  CONDITIONS TO THE  OBLIGATIONS  OF BUYER.  The  obligation of
Buyer to effect the  Closing is  subject to is subject to the  satisfaction  (or waiver) prior to the Closing of the following additional conditions:

                                       17

            (a) ANCILLARY  AGREEMENTS.  Seller having executed and delivered the unexecuted Ancillary Agreements to which it is a party.

            (b) CUSTOMER CONSENTS.  Assignment  consents and novations in a form reasonably  satisfactory to Buyer related to the customer contracts set forth on
SCHEDULE 6.2(B) shall have been obtained.

      Section 6.3  CONDITIONS TO THE  OBLIGATIONS  OF SELLER.  The obligation of
Seller to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

            (a)  ANCILLARY  AGREEMENTS.  Buyer shall have executed and delivered the unexecuted Ancillary Agreements.

            (b) PURCHASE  PRICE.  Buyer shall have delivered the cash portion of the Purchase Price.

            (c) CUSTOMER CONSENTS.  Assignment  consents and novations in a form reasonably satisfactory to Seller related to the customer contracts set forth on
SCHEDULE 6.2(B) shall have been obtained.

                                  ARTICLE VII

                       INDEMNIFICATION; CERTAIN REMEDIES

      Section 7.1  INDEMNIFICATION  BY BUYER.  Buyer hereby agrees that from and after the  Closing it shall  indemnify,  defend and hold  harmless  Seller,  its
Affiliates, and their respective directors,  officers,  shareholders,  partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (each, a
"SELLER INDEMNIFIED PARTY") from, against and in respect of any damages, losses, charges,  Liabilities,  claims, demands, actions, suits, proceedings,  payments, judgments, settlements,  assessments,  deficiencies, taxes, interest, penalties, and costs and expenses  (including  removal costs,  remediation  costs,  closure costs,  fines,  penalties and expenses of investigation and ongoing  monitoring,
attorneys'  fees  and  disbursements)   (collectively,   "LOSSES")  imposed  on,
sustained,  incurred or  suffered  by, or  asserted  against,  any of the Seller
Indemnified  Parties,  whether in respect of third party claims,  claims between the parties hereto,  or otherwise,  directly or indirectly  relating to, arising out of or resulting from (i) any breach of any  representation  or warranty made by Buyer in this Agreement and in the Ancillary  Agreements;  (ii) any breach of any  covenant  or  obligation  of  Buyer  in this  Agreement  or in any  writing delivered by Buyer pursuant to this Agreement;  (iii) any Liability  arising out of the ownership or operation of the Transferred  Assets after the Closing Date;
and (iv) any  non-payment or  non-performance  of the Assumed  Liabilities.  The amount of any Loss for which  indemnification  is provided  under this Agreement shall be  increased  to take into  account  any net Tax cost  incurred by Seller arising  from  the  receipt  of such  indemnity  payment  (grossed  up for  such increase).

      Section  7.2  INDEMNIFICATION  BY SELLER AND  MEMBERS.  Seller and Members
hereby  agree that from and after the Closing they shall  jointly and  severally

                                       18

indemnify,  defend and hold harmless Buyer, its Affiliates, and their respective directors, officers,  shareholders,  partners, members, attorneys,  accountants, agents,  representatives and employees and their heirs, successors and permitted assigns,  each in their  capacity as such (each,  a "BUYER  INDEMNIFIED  PARTY")
from,  against and in respect of any Losses imposed on,  sustained,  incurred or suffered by, or asserted against, any of the Buyer Indemnified Parties,  whether in  respect of third  party  claims,  claims  between  the  parties  hereto,  or otherwise,  directly or indirectly relating to, arising out of or resulting from
(i) any breach of any  representation  or warranty made by Seller and Members in this Agreement and in the Ancillary Agreements;  (ii) any breach of any covenant or obligation of Seller or Members in this Agreement or in any writing delivered by  Seller or  Members  pursuant  to this  Agreement;  and  (iii)  any  Excluded
Liability or other  liability  imposed upon Buyer as  transferee of the Business and the Transferred Assets, or otherwise relating to the conduct of the Business prior to the Closing Date and not included within the Assumed  Liabilities.  The amount of any Loss for which  indemnification  is provided  under this Agreement shall be  increased  to take into  account  any net Tax cost  incurred  by Buyer arising  from  the  receipt  of such  indemnity  payment  (grossed  up for  such increase).

      Section 7.3 THIRD PARTY CLAIM INDEMNIFICATION PROCEDURES.

            (a) In the event that any claim or demand  for which  Buyer may have any Liability to any Seller  Indemnified Party hereunder or for which Seller and
Members may have any  Liability to any Buyer  Indemnified  Party  hereunder,  is asserted against or sought to be collected from any Seller  Indemnified Party or
Buyer  Indemnified  Party, as applicable  (each, an "INDEMNIFIED  PARTY"),  by a third party (a "THIRD  PARTY  CLAIM"),  Seller and  Members on the one hand,  or
Buyer on the other  hand,  shall  promptly  notify the other of such Third Party
Claim.  Buyer and Members or Seller, as applicable,  shall then have 30 days (or such  lesser  number of days set forth in the notice of the Third Party Claim as may be required by court  proceeding  in the event of a litigated  matter) after receipt  of the  notice of the Third  Party  Claim to notify  the other and such
Indemnified Party that it desires to defend such Third Party Claim.

            (b) In the event that Buyer on the one hand,  or Seller and  Members on the other hand,  notifies  the other and such  Indemnified  Party within such
30-day  period (or such  shorter  period as  provided in the notice of the Third
Party Claim or as required by a court proceeding) that it desires to defend such
Indemnified  Party against a Third Party Claim,  such party shall have the right to  defend  the  Indemnified  Party by  appropriate  proceedings  using  counsel reasonably  satisfactory  to the  Indemnified  Party and shall have the power to direct and control such  defense at its  expense.  Once a party has duly assumed the defense of a Third Party Claim, the Indemnified  Party shall have the right, but not the  obligation,  to  participate  in any  such  defense  and to  employ separate  counsel of its  choosing.  No party shall,  without the prior  written consent of each  Indemnified  Party,  settle,  compromise  or offer to settle or compromise  any  Third  Party  Claim on a basis  that  would  result  in (i) the imposition  of a consent  order,  injunction  or decree that would  restrict the future  activity or conduct of the  Indemnified  Party or any of its Affiliates,
(ii) a finding or  admission of a violation of Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates, (iii) a finding or admission  that would have an adverse  effect on other claims made or threatened against the  Indemnified  Party or any of its  Affiliates,  or (iv) any monetary
Liability of the Indemnified  Party that will not be promptly paid or reimbursed by such party.

                                       19

            (c) If Buyer on the one hand,  or Seller  and  Members  on the other hand, as applicable,  (i) elects not to defend the  Indemnified  Party against a
Third Party Claim,  whether by not giving the Indemnified Party timely notice of its desire to so defend or  otherwise  or (ii) after  assuming  the defense of a
Third Party Claim, fails to take reasonable steps necessary to defend diligently such Third Party Claim,  the Indemnified  Party shall have the right but not the obligation to assume its own defense;  IT BEING  UNDERSTOOD THAT the Indemnified
Party's right to indemnification  for a Third Party Claim shall not be adversely affected by such  Indemnified  Party's  assuming the defense of such Third Party
Claim.

            (d) Such party and the Indemnified Party shall cooperate in order to ensure the proper and  adequate  defense of a Third Party  Claim,  including  by providing access to each other's relevant  business records and other documents, and  employees;  IT  BEING  UNDERSTOOD  THAT  the  costs  and  expenses  of  the
Indemnified Party relating thereto shall be Losses.

            (e) Such party and the  Indemnified  Party shall use reasonable best efforts  to  avoid  production  of  Confidential  Information  (consistent  with applicable Law), and to cause all  communications  among employees,  counsel and others  representing  any  party  to a  Third  Party  Claim  to be made so as to preserve any applicable attorney-client or work-product privileges.

            (f)  Notwithstanding  anything in this SECTION 7.3 to the  contrary,
(i) the Indemnified  Party shall have full control over the defense of any Third
Party Claim involving  Taxes and the Indemnified  Party shall not be required to provide  any other  party  hereto  with  access to the  Indemnified  Party's Tax
Returns or any other Tax information or proceedings  that the Indemnified  Party reasonably  deems  to  be  confidential;  and  (ii)  if  there  is a  reasonable probability  that a Third Party Claim may  materially  and  adversely  affect an
Indemnified  Party  other than as a result of money  damages  or other  monetary payments, including without limitation, any Third Party Claim (a) relating to or arising  out of any  criminal  proceeding,  action,  indictment,  allegation  or investigation,  or (b) seeking an injunction or other  equitable  relief against the Indemnified Party, the Indemnified Party shall have the right to control the prosecution,  defense or  settlement  of such Third Party  Claim.  In all of the foregoing  cases,  such party shall  nevertheless  pay the  reasonable  fees and expenses  of  counsel  retained  by  the  Indemnified  Party  in  the  foregoing circumstances.

      Section 7.4  CONSEQUENTIAL  DAMAGES.  EXCEPT AS SPECIFICALLY  SET FORTH IN
THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY
CONSEQUENTIAL,  INDIRECT,  INCIDENTAL OR OTHER SIMILAR  DAMAGES,  INCLUDING LOST
PROFITS,  LOST  REVENUES,  BUSINESS  INTERRUPTION,  COST OF  CAPITAL  OR LOSS OF
BUSINESS REPUTATION OR OPPORTUNITY,  FOR ANY BREACH OR DEFAULT UNDER, OR ANY ACT
OR OMISSION  ARISING OUT OF OR IN ANY WAY  RELATING  TO, THIS  AGREEMENT  OR THE
TRANSACTIONS  CONTEMPLATED HEREBY, UNDER ANY FORM OF ACTION WHATSOEVER,  WHETHER
IN CONTRACT OR OTHERWISE (OTHER THAN INDEMNIFICATION FOR AMOUNTS PAID OR PAYABLE
TO THIRD  PARTIES IN RESPECT OF ANY THIRD PARTY CLAIM FOR WHICH  INDEMNIFICATION
HEREUNDER IS OTHERWISE REQUIRED).

                                       20

                                  ARTICLE VIII

                                   TERMINATION

      Section 8.1  TERMINATION.  This  Agreement  may be  terminated at any time prior to the Closing:

            (a) by written agreement of Buyer and Seller;

            (b) by Buyer,  if the Closing shall not have occurred on or prior to
July 31, 2007 or by Seller,  if the Closing  shall not have occurred on or prior to July 31, 2007,  by giving  written  notice of such  termination  to the other party,  so  long as the  terminating  party  is not in  material  breach  of its obligations under this Agreement; or

            (c) by Buyer,  if  Seller  and  Members  shall  breach  any of their representations,  warranties or obligations  hereunder,  or by Seller,  if Buyer shall breach any of its representations, warranties or obligations hereunder, by giving written notice of such termination to the other party,  provided that, in each case, the party giving such notice shall have given the other party written notice of the alleged breach in reasonable  detail and afforded such other party not less than ten (10) days  opportunity to cure such alleged breach unless such breach, by its nature, cannot be cured prior to the Closing Date; or

            (d) by Seller, pursuant to the final sentence of SECTION 5.4 hereof.

      Section 8.2 EFFECT OF  TERMINATION.  If this  Agreement is  terminated  in accordance with SECTION 8.1, all obligations of the parties under this Agreement will  terminate  except that the  obligations of the parties in this SECTION 8.2 and in SECTIONS 5.2 AND 9.6 (and any related  definitional  provisions set forth in  ARTICLE  I) will  survive.  Nothing  herein  shall  relieve  any party  from liability  for any breach of this  Agreement  or any  representation,  warranty, covenant or agreement  contained  in this  Agreement  or shall  restrict  either party's rights in the case thereof.

      Section 8.3 WAIVER. At any time prior to the Closing Date, the parties may
(i) extend the time for the  performance of any of the obligations or other acts of the other  party,  (ii) waive any  inaccuracies  in the  representations  and warranties  contained  herein or in any document  delivered  pursuant hereto and
(iii)  waive  compliance  with any of the  agreements  or  conditions  contained herein.  Any such  extension  or  waiver  shall be valid  only if set forth in a written instrument signed on behalf of such party, but such extension, waiver or failure to insist on strict compliance with an obligation,  covenant,  agreement or condition  shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1 NOTICES.  All notices and  communications  hereunder  shall be deemed to have been duly given and made if in writing  and if served by personal delivery  upon the party  for whom it is  intended  or  delivered  by  overnight courier,  registered or certified mail, return receipt requested,  or if sent by fax,  PROVIDED  THAT the fax is promptly  confirmed  by  telephone  confirmation

                                       21

thereof,  to the Person at the address set forth below, or such other address as may be designated in writing hereafter,  in the same manner, by such Person, and shall be deemed to have been duly given when received,  or five days after being sent by registered or certified mail.

      To Buyer:
                        John Maxwell, President and CEO
                        FirstPlus Financial Group, Inc.
                        c/o William Maxwell P.C.
                        Attention:  William Maxwell
                        6232 North Highway 146, Suite 400
                        Baytown, TX 77520
                        Telephone: 281-573-4562
                        Fax: 281-573-3792

      With a copy to:
                        Olshan Grundman Frome Rosenzweig & Wolosky LLP
                        Park Avenue Tower
                        65 East 55th Street
                        New York, NY 10022
                        Attention: David J. Adler
                        Telephone:  212-451-2244
                        Fax:  212-451-2222

      To Seller and Members:
                        Rutgers Investment Group, LLC
                        2711 Centerville Road, Ste. 400
                        Wilmington, DE 19808
                        Attention: Peter Fox, Manager
                        Telephone: 610-688-8075
                        Fax: 610-254-9503

      With a copy to:
                        Eizen Fineburg & McCarthy, P.C.
                        Two Commerce Square Suite 3410
                        2001 Market Street
                        Philadelphia, PA  19103
                        Attention: Gary J. McCarthy, Esquire
                        Telephone: 215-751-9666
                        Fax: 215-751-9310

      Section 9.2  AMENDMENT;  WAIVER.  Any  provision of this  Agreement may be amended or waived if, and only if,  such  amendment  or waiver is in writing and signed,  in the case of an amendment,  by Buyer and Seller,  or in the case of a waiver,  by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right,  power or privilege  hereunder shall operate as a waiver  thereof  nor shall any single or partial  exercise  thereof preclude  any other or further  exercise  thereof or the  exercise  of any other right,  power or privilege.  The rights and remedies  herein  provided  shall be

                                       22

cumulative and not exclusive of any rights or remedies provided by law except as otherwise specifically provided in ARTICLE VII hereof.

      Section 9.3 NO  ASSIGNMENT  OR BENEFIT TO THIRD  PARTIES.  This  Agreement
shall be binding  upon and inure to the benefit of the parties  hereto and their respective successors,  legal representatives and permitted assigns. No party to this  Agreement may assign any of its rights or delegate any of its  obligations under this  Agreement,  by  operation  of Law or  otherwise,  without  the prior written  consent of the other party  hereto,  except as provided in SECTION 9.5.
Nothing in this  Agreement,  express or implied,  is intended to confer upon any
Person other than Buyer,  Seller,  the  Indemnified  Parties  (under ARTICLE VII only) and their  respective  successors,  legal  representatives  and  permitted assigns, any rights or remedies under or by reason of this Agreement.

      Section 9.4 ENTIRE AGREEMENT.  This Agreement (including all Schedules and
Exhibits  hereto) and the  Ancillary  Agreements  contain  the entire  agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and  understandings,  oral or written,  with respect to such matters.

      Section 9.5 FULFILLMENT OF OBLIGATIONS. Any obligation of any party to any other party under this  Agreement,  or any of the  Ancillary  Agreements,  which obligation  is performed,  satisfied or fulfilled  completely by an Affiliate of such party,  shall be deemed to have been  performed,  satisfied or fulfilled by such party.

      Section  9.6 PUBLIC  DISCLOSURE.  Except as may be required to comply with the  requirements  of any  applicable  Law and the rules and  regulations of any stock exchange upon which the securities of FirstPlus are listed, from and after
the  date  hereof,   no  press  release  or  similar  public   announcement   or
communication  shall be made or caused  to be made  relating  to this  Agreement unless specifically approved in advance by both parties hereto.

      Section 9.7  SCHEDULES.  The  disclosure  of any matter in any Schedule to this  Agreement  shall be deemed to be a  disclosure  for all  purposes  of this
Agreement to which such matter could reasonably be expected to be pertinent, but shall not be deemed to constitute  an admission by Seller or to otherwise  imply that any such matter is material for the purposes of this Agreement.

      Section 9.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM;
WAIVER OF TRIAL BY JURY.  THE  AGREEMENT  SHALL BE GOVERNED BY AND  CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE  COMMONWEALTH OF PENNSYLVANIA  WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAW. Each party hereto agrees that it shall bring any action or  proceeding  in respect of any claim arising out of or related to this
Agreement or the transactions contained in or contemplated by this Agreement and the Ancillary  Agreements,  exclusively in the United States  District Court for the Eastern  District  of  Pennsylvania  or any  Pennsylvania  court  sitting in
Philadelphia (the "CHOSEN COURTS"), and solely in connection with claims arising under this Agreement or the transactions  that are the subject of this Agreement or any of the  Ancillary  Agreements  (i)  irrevocably  submits to the exclusive jurisdiction of the Chosen Courts,  (ii) waives any objection to laying venue in

                                       23

any such  action or  proceeding  in the  Chosen  Courts,  and (iii)  waives  any objection  that  the  Chosen  Courts  are an  inconvenient  forum or do not have jurisdiction over any party hereto.

      Section 9.9  COUNTERPARTS.  This  Agreement may be executed in one or more counterparts,  each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

      Section  9.10  HEADINGS.  The heading  references  herein and the table of contents  hereof are for  convenience  purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

      Section 9.11  SEVERABILITY.  The  provisions  of this  Agreement  shall be deemed severable and the invalidity or  unenforceability  of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this  Agreement,  or the  application  thereof to any Person or any circumstance,  is  invalid  or  unenforceable,  (a)  a  suitable  and  equitable provision shall be substituted  therefor in order to carry out, so far as may be valid and  enforceable,  the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this  Agreement and the  application  of such provision  to other  Persons  or  circumstances  shall not be  affected  by such invalidity or  unenforceability,  nor shall such invalidity or  unenforceability affect the validity or  enforceability  of such  provision,  or the  application thereof, in any other jurisdiction.

      Section  9.12  MEMBERS'  AGENT.  Each of Members by its  execution of this
Agreement hereby appoints Seller as the Members' Agent (the "MEMBERS' AGENT") to
act on behalf of such Member for all  purposes  under this  Agreement.  Whenever this Agreement  requires that notice be given to or by Members,  or provides for an action to be taken by Members,  such notice shall be given to Members' Agent, and such action may be taken by Members' Agent, on behalf of all Members.

                            [SIGNATURE PAGE FOLLOWS]

                                       24

      IN WITNESS WHEREOF,  the parties have executed or caused this Agreement to be executed as of the date first written above.

                                        SELLER:

                                        RUTGERS INVESTMENT GROUP, LLC
                                        a Delaware limited liability company

                                        By:
                                            ----------------------------------
                                            Name:  Peter Fox
                                            Title:  Manager

                                        BUYER:

                                        RUTGERS INVESTMENT GROUP, INC.
                                        a Texas corporation

                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                        MEMBERS:

                                        LEARNED ASSOCIATES OF NORTH AMERICA,
                                        LLC.
                                        a New Jersey limited liability company

                                        By:
                                            ----------------------------------
                                            Name: John A. Parisi
                                            Title: Manager

                                        SEVEN HILLS MANAGEMENT, LLC
                                        a Pennsylvania limited liability company

                                        By:
                                            ----------------------------------
                                            Name: Arnold Lyubarskiy
                                            Title: Manager

                                        --------------------------------------
                                        PETER S. FOX

                                       25

      The  undersigned  hereby  guarantees  the payment and  performance  of the liabilities and obligations of Buyer hereunder.

                                        FIRSTPLUS FINANCIAL GROUP, INC.

                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       26